Exhibit 10.17

US ECOLOGY, INC.

2005 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

AMENDED AND RESTATED December 11, 2012

1.                                      PURPOSE.  The purpose of this Amended and Restated 2005 Non-Employee Director Compensation Plan (this “Plan”) is to provide a comprehensive revised compensation program which will attract and retain qualified individuals who are not employed by US Ecology, Inc., a Delaware corporation (the “Company”), to serve on the Company’s Board of Directors.  In particular, the Plan aligns the interests of such directors with those of the Company’s shareholders by providing that a significant portion of such compensation is directly linked to the value of the Company’s Common Stock.

2.                                      DEFINITIONS.  Unless otherwise defined in this Plan, as used herein, the following definitions shall apply:

2.1                               “Award” means a grant of Restricted Stock under this Plan or a grant of a Stock Option under the Stock Option Plan.

2.2                               “Award Date” means the first business day after the date of the Annual Meeting of Shareholders at which Non-Employee Directors shall be granted shares of Restricted Stock or Stock Options, as provided in Section 5.2 below.

2.3          “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4          “Code” means the Internal Revenue Code of 1986, as amended.

2.5                               “Common Stock” means the common stock of the Company, $0.01 par value per share.

2.6          “Director” means a member of the Board.

2.7          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.8                               “Fair Market Value” or “Fair Value” means the average closing price of the Company’s Common Stock as reported on the Nasdaq National Market or, if the Common Stock is no longer listed thereon, such other principal exchange or market (including the over-the-counter market), during the ten (10) trading days prior to the Award Date.  For a Stock Option the fair value means the value determined using an option pricing model such as the Black-Scholes option pricing model or some other option pricing model as approved by the Board.

2.9                               “Non-Employee Director” means a director who is not an employee of the Company or any Parent or Subsidiary thereof.  The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute employment by the Company.

2.10                        “Parent” means a parent corporation, whether now or hereafter existing, as defined in Section 425(e) of the Code.

2.11                        “Plan” means this Amended and Restated 2005 Non-Employee Director Compensation Plan, as it may be amended and/or restated from time to time.

2.12                        “Plan Administrator” means the administrator of this Plan as described in Section 4.1.

2.13                        “Restricted Stock” means shares of Common Stock granted under this Plan, which are subject to restrictions on transfer and potential forfeiture during the applicable restricted period.

2.14                        “Stock Option” means an option to purchase the Company’s Common Stock pursuant to the terms and conditions of the Stock Option Plan, which are subject to restrictions on transfer and potential forfeiture during the applicable restricted period.

2.15                        “Stock Option Plan” means the Company’s 2008 Stock Option Incentive Plan.

2.16                        “Standing Committee of the Board” means the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board, and any other committee as shall be designated by the Board as a standing committee of the Board of Directors from time to time.

2.17                        Subsidiary” means a subsidiary corporation, whether now or hereafter existing, as defined in Section 425(f) of the Code.

3.                                      SHARES SUBJECT TO THE PLAN.  Subject to Section 8 of this Plan, the total number of shares of Restricted Stock that may be awarded to Non-Employee Directors under this Plan and/or shares of Common Stock issuable pursuant to Stock Options granted under the Stock Option Plan shall not exceed two hundred thousand (200,000) shares.  If any shares of Restricted Stock or shares subject to Stock Options awarded under this Plan or the Stock Option Plan, as applicable, are forfeited pursuant to Section 7.1 or Section 7.2, such shares shall again be available for purposes of this Plan.

4.                                      ADMINISTRATION OF THE PLAN.

4.1                               Administration.  The Board of Directors of the Company or any committee (the “Committee”) of the Board that will satisfy Rule 16b-3 of the Exchange Act, and any regulations promulgated thereunder, as from time to time in effect, including any successor rule (“Rule 16b-3”), shall supervise and administer this Plan (hereinafter referred to as the “Plan Administrator”).  If appointed by the Board, the Committee shall consist solely of two or more Non-Employee Directors; provided, however, that only the full Board of Directors may suspend, amend or terminate this Plan as provided in Section 10.  No Director shall vote on any action with respect to any matter relating to an Award held by such Director.

4.2                               Powers of the Plan Administrator.  Subject to the specific provisions of the Plan, the Plan Administrator shall have the authority, in its discretion: (i) to determine, on review of relevant information and, in accordance with Section  2.7 of the Plan, the Fair Market Value of the Company’s Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate  Awards; and (v) to make all other determinations deemed necessary or advisable to administer the Plan.  The interpretation and construction by the Plan Administrator of any terms or provisions of the Plan, any Awards hereunder, or of any rule or regulation promulgated in connection herewith, and all actions taken by the Plan Administrator, shall be conclusive and binding on all interested parties.

5.                                      ANNUAL RETAINER AND MEETING FEES.

5.1                               Annual Retainer.  Each Non-Employee Director shall be entitled to receive an annual retainer (“Annual Retainer”) consisting of cash and an Award as determined by the Board of Directors or the Committee.  The Annual Retainer shall be determined by the Board or the Committee and will be effective for the then commencing year of the Non-Employee Director’s term on the Board following their election at the Annual Meeting, and will remain effective until the next subsequent Annual Meeting of Stockholders.

5.2                               Annual Award.  As part of the Annual Retainer compensation, each Non-Employee Director will receive an Award of shares of Restricted Stock on the Award Date immediately following each Annual Meeting of Shareholders.  Alternatively, each Non-Employee Director may elect to receive, in lieu of Restricted Stock, an equivalent dollar amount of Stock Options to purchase the Company’s Common Stock under the Stock Option Plan.  The equivalent dollar amount of any Stock Option Award will be determined using an option pricing model such as the Black-Scholes option pricing model. All grants of Restricted Stock or Stock Options shall be subject to the terms and conditions set forth in Section 6 below.

5.3                               Meeting Fees.  Each Non-Employee Director shall receive a fee for each meeting of the full Board that he or she attends.  Each Non-Employee Director shall receive a fee for each telephonic meeting of the Board that he or she attends; provided, however, that no fee shall be payable with respect to any telephonic meeting which lasts less than 30 minutes.  In person and telephonic meeting fees will be determined by the Board of Directors and will be effective for the then commencing year of the Non-Employee Director’s term on the Board following their election at the Annual Meeting and will remain effective until the next subsequent Annual Meeting of Stockholders. All meeting fees earned during a quarter by a Non-Employee Director shall be payable by Company check within 30 days of the end of each such quarter.

Each Non-Employee Director shall be eligible to receive a fee for his or her membership on a Standing Committee of the Board, which amount shall be paid in the form of an annual cash retainer or on a per meeting basis, as determined by the Board of Directors. If paid on a per meeting basis, each Non-Employee Director shall receive a fee for each meeting of a Standing Committee of the Board that he or she attends; provided, however, that no fee shall be payable with respect to any meeting which lasts less than 30 minutes.  The fees, whether on a per meeting basis or in the form of an annual retainer, will be determined by the Board of Directors and will be effective for the then commencing year of the Non-Employee Director’s term on the Board following their election at the Annual Meeting and will remain effective until the next subsequent Annual Meeting of Stockholders. Fees earned during a quarter by a Non-Employee Director shall be payable by Company check within 30 days of the end of each such quarter. In the event the Board of Directors elects fees to be earned based on a cash retainer, such payment to be made by Company check within 30 days following the effective date of appointment.

5.4                               Retainer Fee for Committee Chairs.  A Non-Employee Director appointed to chair any Standing Committee of the Board shall be paid an annual retainer, such payment to be made by Company check within 30 days following the effective date of appointment.  The annual retainer of each Standing Committee chair shall be determined by the Board or the Committee and will be effective for the then commencing year of the Standing Committee chair’s term on the Board and will remain effective until the next subsequent Annual Meeting of Stockholders.

5.5                               Retainer Fee for Board Chair.  A Non-Employee Director appointed to chair the Board of Directors shall be paid an annual retainer as determined by the Board of Directors or the Committee. Such payment is to be made by Company check within 30 days following the effective date of appointment.  The annual retainer for the Board chair shall be determined by the Board or the Committee and will be effective for the then commencing year of the Board chair’s term on the Board and will remain effective until the next subsequent Annual Meeting of Stockholders.

5.6                               Reimbursement of Annual Retainer Fees: A Non-Employee Director who does not complete his or her annual service term, upon which the payment of an annual cash retainer was based, must reimburse the Company a pro-rata share of any such retainer fee paid within 10 days of the event causing such service term to end.  Reimbursement shall not apply in the event of the following: 1) a transaction involving the sale, merger, dissolution or similar transaction involving the Company; or 2) the death, disability or other event beyond the control of the Director which would prevent the Director from fulfilling their full term.

6.                                      AWARDS OF RESTRICTED STOCK OR STOCK OPTIONS.

6.1                               Eligibility.  Shares of Restricted Stock may be awarded pursuant to this Plan as part of the Annual Retainer only to Non-Employee Directors.  Alternatively, each Non-Employee Directors can elect to receive as part of the Annual Retainer an equivalent amount of Stock Options to purchase the Company’s Common Stock pursuant to the Stock Option Plan. All Awards hereunder shall be made automatically in accordance with the terms set forth in this Section 6.  No person shall have any discretion to select which Non-Employee Directors shall receive Awards or to determine the number of shares of Restricted Stock or Stock Options to be awarded.  Failure of a Non-Employee Director to achieve and maintain the stock holding, if any, as set by the Board of Directors will result in such director being ineligible for an award until such time that the ownership requirement is satisfied.  Notwithstanding, a Non-Employee Director who fails to comply with the stock holding requirement shall be granted a cure period of sixty (60) days within which to resume compliance.  Employee Directors who cease to be employees of the Company or any Parent or Subsidiary of the Company but who continue as Directors shall become eligible for Awards as if they were newly elected Directors, as of the date they cease to be employees.

6.2                               Shareholder Approval of Plan.  No Awards of Restricted Stock may be made under this Plan and no Awards of Stock Options may be made unless and until shareholder approval of this Plan and the Stock Option Plan, as applicable, has been obtained in accordance with Section 12 hereof.

6.3                               Annual Award.  Each Non-Employee Director shall be awarded either shares of Restricted Stock or Stock Options to purchase the Company’s Common Stock (the “Annual Award”), in an amount determined in accordance with the formula set forth below, on an annual basis, each time he or she is elected to the Board (or, if Directors are elected to serve terms longer than one year, as of the date of each Annual Meeting of Shareholders during that term).  The number of shares of Restricted Stock awarded shall be equivalent to the result of the dollar amount of the Award, divided by the Fair Market Value of a share of the Company’s Common Stock on the Award Date, rounded to the nearest 100 shares.  The number of Stock Options to purchase the Company’s Common Stock awarded shall be equivalent to the result of the dollar amount of the Award, divided by the fair value of a Stock Option as determined using an option pricing model such as the Black-Scholes option pricing model on the Award Date using an exercise price equal to the Fair Market Value of a share of the Company’s Common Stock on the Award Date and a maximum term of 10 years, rounded to the nearest 100 stock options. Notwithstanding the foregoing, the Annual

Award made to any Non-Employee Director elected or appointed to the Board at any time other than at the Annual Meeting of Shareholders shall be made on the date of such election or appointment, and shall be equivalent to the product of such result (before rounding) multiplied by a fraction whose numerator is the number of days between the date of election or appointment to the Board and the next Annual Meeting of Shareholders, and whose denominator is 365, which product shall be rounded to the nearest 100 shares or stock options, as applicable.

6.4                               Limitations.  If any Annual Award granted under this Plan would cause the number of shares of Restricted Stock issued pursuant to this Plan or shares subject to Stock Options under the Stock Option Plan to exceed the maximum aggregate number permitted hereunder, as provided in Section 3 above, then each such automatic Award shall be for that number of shares of Restricted Stock or subject to Stock Options determined by dividing the total number of shares remaining available for issuance under this Plan by the number of Non-Employee Directors eligible for grant of an Annual Award on the Award Date. Thereafter, no further Awards shall be made until such time, if any, as additional shares of Restricted Stock or shares subject to Stock Options become available under this Plan through action of the shareholders to increase the number of shares subject to Awards that may be issued under this Plan, through forfeiture of shares previously awarded hereunder or under the Stock Option Plan.

7.                                      VESTING AND FORFEITURE.

7.1                               Vesting.  Shares of Restricted Stock and Stock Options awarded pursuant to an Annual Award shall vest in full on the day prior to the date of the regular Annual Meeting of Shareholders next following such Annual Award (the “Vesting Date”), if the Non-Employee Director has attended at least 75% of the regularly scheduled meetings of the Board, in person or by telephone, during that period.  If a Non-Employee Director does not attend at least 75% of the regularly scheduled meetings of the Board between the Award Date and Vesting Date, the shares of Restricted Stock or Stock Options awarded pursuant to that Annual Award shall be forfeited without having vested. Failure of a Non-Employee Director to achieve and maintain the stock holding requirement, if any, as set by the Board of Directors will result in the cessation of vesting of all unvested shares of Restricted Stock and Stock Options until such time that the ownership requirement is satisfied. Notwithstanding, a Non-Employee Director who fails to comply with the stock holding requirement shall be granted a cure period of sixty (60) days within which to resume compliance.

7.2                               Termination of Status as a Director.  If a Director ceases to be a Non-Employee Director for any reason other than death or disability before his or her last Annual Award vests, the shares of Restricted Stock or Stock Options awarded pursuant to that last Annual Award shall be forfeited.

7.3                               Disability of Director.  Notwithstanding Section 7.1 or Section 7.2 above, if a Non-Employee Director is unable to continue his or her service as a Director as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code), unvested shares of Restricted Stock or Stock Options awarded pursuant to an Annual Award to such Non-Employee Director shall become immediately vested.

7.4                               Death of Director.  In the event of the death of a Non-Employee Director, unvested shares of Restricted Stock or Stock Options awarded to such Non-Employee Director shall become vested as of the date of death.  Non-Employee Directors may designate a beneficiary to whom shares of Restricted Stock or Stock Options under this Plan may be delivered on his or her death, subject to such forms, requirements and procedures as the Plan Administrator may establish.

7.5                               Effect of Merger, Sale of Assets, Liquidation or Dissolution.  In the event of a merger, consolidation or plan of exchange to which the Company is a party and in which the Company is not the survivor, or a sale of all or substantially all of the Company’s assets, or a liquidation or dissolution of the Company, any unvested shares of Restricted or Stock Options shall vest automatically upon the closing of such transaction or event.

7.6                               Certificates.  As soon as practicable after each Award Date, the Company shall instruct its stock transfer agent to issue and deliver to the Plan Administrator one or more certificates in the name of each recipient of an Annual Award representing shares of Restricted Stock awarded pursuant thereto on that Award Date, if applicable.  Each recipient of an Annual Award comprised of Restricted Stock shall deposit with the Plan Administrator or its designee blank stock powers, duly executed and otherwise in form satisfactory to the Plan Administrator, for such Non-Employee Director’s certificate(s).  Alternatively, the Plan Administrator may hold all shares of Restricted Stock by means of book-entry registration.  The Plan Administrator shall hold any certificates representing unvested shares of Restricted Stock and the stock powers related thereto until the shares of Restricted Stock have been vested in accordance with this Section 7.  Any certificates representing shares of Restricted Stock that fail to vest shall be returned to the Company’s stock transfer agent for cancellation, and the affected recipient of the Award shall execute any documents reasonably necessary to facilitate the cancellation.  Any certificates representing vested shares of Restricted Stock shall be delivered to the relevant Non-Employee Director as soon as practicable after the shares vest.  Any certificates representing shares of Restricted Stock held by the Plan Administrator for a Non-Employee Director who has died shall be delivered as soon as practicable to the decedent’s beneficiary previously designated to the Plan Administrator in writing by such Non-Employee Director, or if no such designation exists, to his or her estate.

7.7                               Status Before Vesting.

(a)                                 Each recipient of an Annual Award comprised of Restricted Stock shall be a shareholder of record with respect to all shares of Restricted Stock awarded, whether or not vested, and shall be entitled to all of the rights of such a holder, except that the share certificates for Annual Awards comprised of Restricted Stock shall be held by the Plan Administrator until delivered in accordance with Section 7.6.

(b)                                 Any dividend checks or communications to shareholders received by the Plan Administrator with respect to a certificate held by the Plan Administrator shall promptly be transmitted to the Non-Employee Director whose name is on the certificate.

(c)                                  No Non-Employee Director may transfer any interest in unvested shares of Restricted Stock or in any Stock Options to any person other than the Company.

(d)                                 Each recipient of an Annual Award comprised of Stock Options shall not be a shareholder of record with respect to the Stock Options awarded, whether or not vested, and shall not be entitled to any of the rights of such a holder until such Stock Options are exercised and shares of the Company’s Common Stock are issued pursuant thereto.

8.                                      EFFECT OF MERGER, CONSOLIDATION, REORGANIZATION, ETC..  In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Company’s present Common Stock, at the time of such event the Board or the Plan Administrator shall make appropriate adjustments to the number (including the aggregate number specified in Section 3) and kind of shares to be issued under this Plan.

9.                                      SECURITIES REGULATIONS.

9.1                               Compliance With Applicable Law.  Shares of Restricted Stock or Stock Options shall not be issued under this Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange on which the Company’s Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares of Restricted Stock hereunder or shares of Common Stock issued pursuant to the exercise of Stock Options under the Stock Option Plan.  The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any such shares or the unavailability of an exemption from registration for the issuance and sale of any such shares shall relieve the Company of any liability with respect to the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

9.2                               Investment Representations.  In connection with the issuance of shares of Restricted Stock under the Plan or pursuant to the exercise of Stock Options under the Stock Option Plan, the Company may require recipients to represent and warrant at the time of issuance that such shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws.  The Company may place a stop-transfer order against any such shares on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation.  The Company also may require such other action or agreement by award recipients as may from time to time be necessary to comply with federal and state securities laws.  NO PROVISION OF THIS PLAN SHALL OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF SHARES OF RESTRICTED STOCK ISSUED PURSUANT TO THIS PLAN OR SHARES ISSUED PURSUANT TO THE EXERCISE OF STOCK OPTIONS UNDER THE STOCK OPTION PLAN.

10.                               AMENDMENT AND TERMINATION.

10.1                        Plan.  Subject to applicable limitations set forth in Nasdaq rules, the Code or Rule 16b-3, the Board may at any time suspend, amend or terminate this Plan; provided, however, that the approval of the Company’s shareholders is necessary within twelve (12) months before or after the adoption by the Board of Directors of any amendment that will:

(a)                                 increase the number of shares of Common Stock that are to be reserved for issuance pursuant to Awards under the Plan;

(b)                                 permit awards to a class of persons other than those now permitted to receive Awards under the Plan; or

(c)                                  require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

10.2                        Limitations.  Notwithstanding the foregoing, the provisions set forth in Section 2, Section 5 and Section 6 of this Plan (and any additional Sections of the Plan that affect terms required to be specified in the Plan by Rule 16b-3) shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

10.3                        Automatic Termination.  Unless sooner terminated by the Board, this Plan shall terminate ten (10) years from the date on which this Plan is first adopted by the Board.  No Award may be made after such termination or during any suspension of the Plan.  The amendment or termination of the Plan shall not, without the consent of any Non-Employee Director who then has unvested shares of Restricted Stock or unvested Stock Options, alter or impair any rights or obligations with respect to such shares theretofore granted under this Plan or issued under the Stock Option Plan.

11.                               MISCELLANEOUS.

11.1                        Status as a Director.  Nothing in this Plan or in any Award granted pursuant to this Plan shall confer on any person any right to continue as a Director of the Company or to interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.  In addition, nothing in this Plan shall create an obligation on the part of the Board to nominate any Non-Employee Director for re-election by the shareholders.

11.2                        Reservation of Shares.  The Company shall, during the term of the Plan, reserve and keep available such number of shares subject to Awards as shall be sufficient to satisfy the requirements of this Plan.  Shares subject to awards under this Plan may either be authorized but unissued shares or previously issued shares that have been reacquired by the Company.

11.3                        Plan Expenses.  Any expenses of administering this Plan shall be borne by the Company.

11.4                        Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board of Directors, the members of the Plan Administrator shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act in connection with the adoption, administration, amendment or termination of this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided, that upon the institution of any such action, suit or proceeding, a member of the Plan Administrator shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Plan Administrator member undertakes to handle and defend it on such member’s own behalf.

11.5                        Withholding Taxes.  The Company may, at its discretion, require a Non-Employee Director to pay to the Company at the time of an Annual Award under the Plan, the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income, FICA or other taxes incurred by the reason of such issuance.  Upon or prior to the receipt of shares requiring tax withholding, a Non-Employee Director may make a written election to have shares withheld by the Company from the shares otherwise to be received.  The number of shares so withheld shall have an aggregate Fair Market Value on the date of issuance sufficient to satisfy the applicable withholding taxes.  The acceptance of any such election by a Non-Employee Director shall be at the sole discretion of the Plan Administrator.

11.6                        Governing Law.  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

11.7                        No Assignment.  The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section 7.4.

11.8                        Award Agreements.  The Plan Administrator is authorized to establish forms of agreement between the Company and each Non-Employee Director to evidence Awards under this Plan, and to require execution of such agreements as a condition to receipt of an Award.

12.                               TERM OF THE PLAN. This Plan shall remain in effect until the earlier of: (i) the date that no additional shares are available for issuance under the Plan; (ii) the date that the Plan has been terminated in accordance with Section 10; or (iii) the close of business on May 25, 2015.  Upon the termination or expiration of this Plan as provided in this Section 12, no Awards shall be granted pursuant to the Plan, but any Award theretofore granted may extend beyond such termination or expiration.

13.                               COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT.  It is the Company’s intent that this Plan comply in all respects with Rule 16b-3.  If any provision of this Plan is found not to be in compliance with such rule and regulations, the provisions shall be deemed null and void, and the remaining provisions of this Plan shall continue in full force and effect.  All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.  The Board may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

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